Exhibit 32.2


                          CERTIFICATION PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


The undersigned, the Chief Financial Officer of Jeffersonville Bancorp (the "Company"), hereby certifies that to his knowledge on the date hereof:

(a) The quarterly report on Form 10-Q of the Company for the period ended September 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                      /s/ Charles E. Burnett
                                      Charles E. Burnett
                                      Treasurer and Chief Financial Officer
                                      May 13, 2004


A signed original of this written statement required by Section 906 has been provided to Jeffersonville Bancorp and will be retained by Jeffersonville Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.